EXHIBIT 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT

TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the quarterly report of VelaTel Global Communications, Inc. ("Company") on Form 10-Q for the period ended March 31, 2013, as filed with the United States Securities and Exchange Commission (“SEC”) on the date hereof (“this Report”), I, George Alvarez, Chief Executive Officer of the Company, hereby certify, pursuant to 18 U.S.C. §. 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(i) this Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(ii) the information contained in this Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Dated: June 13, 2013	By: /s/ George Alvarez
George Alvarez, Chief Executive Officer

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging or otherwise adopting the signature that appears in typed form within the electronic version of this written statement has been provided to the Company and will be retained by the Company and furnished to the SEC or its staff upon request.